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                                                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

WE CONSENT TO THE REFERENCE TO OUR FIRM UNDER THE CAPTION "EXPERTS" IN THE REGISTRATION STATEMENT (FORM S-3) AND RELATED PROSPECTUS OF TECHNICAL CHEMICALS AND PRODUCTS, INC. FOR THE REGISTRATION OF 1,001,214 SHARES OF ITS COMMON STOCK AND TO THE INCORPORATION BY REFERENCE THEREIN OF OUR REPORT DATED FEBRUARY 9, 1996, WITH RESPECT TO THE CONSOLIDATED FINANCIAL STATEMENTS OF TECHNICAL CHEMICALS AND PRODUCTS, INC. INCLUDED IN ITS ANNUAL REPORT (FORM 10-KSB) FOR THE YEAR ENDED DECEMBER 31, 1995, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP

WEST PALM BEACH, FLORIDA
MAY 28, 1996